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                                                                     Exhibit A-8

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

         I, Edward J. Freel, Secretary of State of the State of Delaware, do hereby certify that the above is a true and correct copy of the Certificate of Restated Certificate of Incorporation of "TRIUMPH NATURAL GAS, INC." changing its name from "TRIUMPH NATURAL GAS, INC." to "NI-TEX GAS SERVICES, INC.," filed in this office on the seventeenth day of November, A.D. 1998, at 9 o'clock a.m.

         A filed copy of this certificate has been forwarded to the New Castle County Recorded of Deeds.

Seal

                               _________________________________________
                               Edward J. Freel, Secretary of State

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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TRIUMPH NATURAL GAS, INC.

It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "Corporation") is TRIUMPH NATURAL GAS, INC., which is the name under which the Corporation was originally incorporated; and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is March 20, 1989, and such original certificate of incorporation was subsequently restated on October 13, 1992 (the "certificate of incorporation").

         2. The certificate of incorporation of the Corporation is hereby amended by striking out Articles FIRST through TENTH thereof and by substituting in lieu thereof new Articles FIRST through TENTH which are set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument w which is hereinafter set forth, and which is entitled "Restated Certificate of Incorporation of NI-TEX Gas Services, Inc." without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

         5. The effective time of the restated certificate of incorporation and of the amendments herein certified shall be upon filing.

         6. The restated certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this restated certificate of incorporation, read as follows:

         "FIRST.  The name of the corporation is NI-TEX Gas Services, Inc.

               SECOND: The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc., New Castle County.

         THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended.

         FOURTH: The total number of shares of capital stock which the corporation has authority to issue to Two Thousand (2,000) shares, consisting of One Thousand (1,000) shares of Class A Common Stock

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         having a par value for each share of such class of $2.00 (the "Class A
         Common") and One Thousand (1,000) shares of Class B Common Stock having a par value for each share of such class of $2.00 (the "Class B Common"). The Class A Common and the Class B Common are sometimes collectively referred to as the "Common Stock."

                  That effective upon filing the restated certificate of incorporation of the Corporation with the Secretary of State of the Sate of Delaware, every 200 then outstanding shares of Class A Common Stock and every 200 then outstanding shares of Class B Common Stock of the Corporation, shall automatically be combined and converted into and become one share of Class A Common Stock or Class B Common Stock, as the case may be.

         All shares of Common Stock shall rank equally, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, l imitation, and restrictions. The holders of Common Stock shall be entitled to one vote per share on all matters to be noted on by the stockholders of the Corporation.

         Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholders entitled thereto for a period of six years after the close of business on the payment date shall be and be deemed to be extinguished and abandoned, and any such unclaimed dividends in the possession of the corporation, its transfer agents or depositories shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

         FIFTH:   In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized:

             (1)  To adopt, amend or repeal the by-laws of the corporation; and

             (2) To provide for the indemnification of directors, officers, management, employees and agents of the corporation, and of persons who serve other enterprises in such or similar capacities at the request of the corporation, to the full extent permitted by the General Corporation Law of Delaware, as amended, or any other applicable laws, as may from time to time be in effect.

         SIXTH:   A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duly of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal of modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         EIGHTH. Action may be taken by the stockholders of the corporation, without a meeting, by written consent as and to the extent provided at the time by the General Corporation Law of Delaware, as amended, provided that the matter to be acted upon by such written consent previously has been

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         approved by the board of directors of the corporation and directed by such board to be submitted to the stockholders of their action thereon by written consent.

         NINTH:   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         TENTH:   The corporation reserves the right to amend its certificate of incorporation, and thereby to change or repeal any provision therein contained, from time to time, in the manner prescribed at the time by statute, and all rights conferred upon stockholders by such certificate of incorporation are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on behalf of the Corporation as of this _____day of November, 1998.

                                                   By: _________________________

                                                   Name: Jeffrey W. Yundt
                                                   Title: President